Exhibit 99.1

Athena Consumer Acquisition Corp. to Transfer Listing

To NYSE American

New York, NY, Feb. 09, 2023 (GLOBE NEWSWIRE) -- Athena Consumer Acquisition Corp. (NYSE: ACAQ.U, ACAQ, ACAQ WS) (“Athena”), announced today that it will transfer its listing from the New York Stock Exchange (the “NYSE”) to the NYSE American LLC (the “NYSE American”). Athena received written confirmation that it has been cleared to file an initial listing application with the NYSE American on February 6, 2023, and received the final approval for listing from the staff of NYSE American on February 9, 2023.

In connection with the transfer, Athena will voluntarily delist from the New York Stock Exchange, and expects to begin trading on the NYSE American on or about February 14, 2023. Athena’s decision to transfer to the NYSE American was made to permit the continued listing of its securities following recent redemptions of Athena’s Class A common stock in connection with the vote to extend the deadline by which Athena must complete its initial business combination. Following the transfer to the NYSE American, Athena intends to continue to file the same types of periodic reports and other information it currently files with the U.S. Securities and Exchange Commission.

About Athena Consumer Acquisition Corp.

Athena, incorporated in Delaware, is a special purpose acquisition company (“SPAC”) incorporated for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses or entities. Athena is the second SPAC founded by Isabelle Freidheim, with Jane Park serving as Chief Executive Officer, Jennifer Carr-Smith as President and Angy Smith as Chief Financial Officer. All three Athena SPACs have been comprised entirely of women founders, CEOs, board members and other executives.

Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as “estimate,” “plan,” “project,” “forecast,” “intend,” “will,” “expect,” “anticipate,” “believe,” “seek,” “target”, “may”, “intend”, “predict”, “should”, “would”, “predict”, “potential”, “seem”, “future”, “outlook” or other similar expressions (or negative versions of such words or expressions) that predict or indicate future events or trends or that are not statements of historical matters. These forward-looking statements are not guarantees of future performance, conditions or results, and involve a number of known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside Athena’s control, that could cause actual results or outcomes to differ materially from those discussed in the forward-looking statements.

Contact

Claire Kerr

Bevel PR

Athena@bevelpr.com